Deed of agreement concerning the patents, licensing and research and development in relation to the OX2 engine


THIS DEED is made the 12th day of May 1999


BETWEEN: ADVANCED ENGINE TECHNOLOGY PTY LTD AN 063 092 759, Company organised and existing under the laws of Australia having its registered office at Factory 1, 2 Greg Chappell Drive, Burleigh Gardens Industrial Estate, Burleigh Heads, Queensland 4220, Australia ("AETP") of the first part


AND: OX2 INTELLECTUAL PROPERTY INC, a company incorporated in Vanuatu under the International Companies Act 1992 and having its registered office at 2ndFloor, Windsor House, Kumul Highway, Port Vila, Republic of Vanuatu ("OX21P") of the second part


AND: OX2 ENGINE (DISTRIBUTION) LIMITED, a company incorporated in Vanuatu under the International Companies Act 1992 and having its registered office at 2nd Floor,, Windsor House, Kumul Highway, Port Vita, Republic of Vanuatu ("OX2ED") of the third part


AND: ADVANCED ENGINE TECHNOLOGIES, INC, a company incorporated in the United States of America in the State of Colorado and having its registered office at 9909 Osuna Road, NE, Albuquerque, New Mexico, United State of America ("AETI") of the fourth part

RECITALS:



A. By an Agreement for the Assignment of Intellectual Property dated the 11th day of January 1994, made between Steven Charles Manthey, the inventor of the Engine, as assignor and AETP, as assignee, AETP acquired all right, title and interest in and to the Intellectual Property ("the Original Assignment Agreement").

B. By an Agreement For Sale By Way of Assignment dated the 6th day of November 1996, made between AETP as seller and OX2IP as purchaser, OX2IP acquired all right, title and interest in and to the. Patents and the Product.

C. By a Patent License Agreement dated the 18th day of October 1996, made between OX2IP as licensor and OX2ED as licensee, OX2ED acquired an exclusive worldwide license to manufacture, distribute and market the Product ("the Head-License Agreement").

D. By a Patent Sub-License Agreement dated 18th October 1996 made between OX2IP as grantor and AETI as licensee ("the Sub-License Agreement"), AETI acquired an exclusive sub-license to manufacture, distribute and market the Engine in the territory of Canada, Mexico and the United States of America ("the NAFTA region")

E. By an Investment Agreement dated the 25th day of August 1997 and made between AETP and OX2IP, AETP assumed the obligations, for the benefit of AETI, of carrying out the research and development of the Engine and producing and supplying prototype engines and spare and replacement engine parts ("Engines and Parts") to AETI, for the purpose of enabling AETI to better exploit the Engine.

F. Since entering into the Sub-License Agreement, AETI has diligently and aggressively pursued the commercialisation and exploitation of the Engine in the NAFTA region and has established strong business relationships with a number of major multi-national corporations, (including in particular United States based corporations in the automotive, military and outboard boating industries) and American Universities, that are interested in pursuing some form of business relationship with AETI, such as a partnership, joint venture or other cooperative relationship, in relation to the research and development, manufacture, distribution or marketing of the Engine, including the provision of debt or equity funding for any of the foregoing ("Potential Business Partners").

G. In order for AETI to be able to enter into agreements with the Potential Business Partners AETI must be able to assure them that for the duration of any agreement that they may enter into with AETI:

         (a).     the Patents will be valid and will remain in force;

         (b). the Potential Business Partners will have the benefit of advancements and improvements to the Engine;

         (c). AETI will have such rights in relation to the Engine as are necessary in order for the Potential Business Partners to be entitled to research and develop, manufacture, distribute, market, or otherwise exploit the Engine;

         (d). the Potential Business Partners, which carry on business and supply their products to countries throughout the world, will have the opportunity to manufacture, distribute, market and otherwise exploit the Engine, not just in the NAFTA region, but in any country in which they carry on business or supply a significant amount of the relevant product and not be at risk of having a competitor control the rights to exploit the Engine to their exclusion or in competition with them in any such country;

         (e). the research and development of the Engine will continue to take place, with all due diligence, on an ongoing basis, into the future.

AETI is unable to provide these rights and assurances because it does not own or control the Patents or the Intellectual Property, and does not own or control the licensing of the Engine except in relation to its sub-license for the NAFTA region and does not control and is not responsible for the research and development of the Engine. In addition the Potential Business Partners are reluctant to enter into agreements with AETI because of the complicated and fragmented nature of the ownership of the Patents and licensing of the Engine.

H. AETI will be able to provide the Potential Business Partners with the necessary rights and assurances in relation to the Patents, Intellectual Property and the Engine, that they require in order to enter into agreements with AETI, if AETI becomes the owner of the Patents and Intellectual Property and is responsible for the research and development of the Engine.

I. AETP, OX21P and OX2ED each accept the accuracy of the facts and circumstances set out in the foregoing Recitals and have agreed that, in order to better assure the successful commercialisation and exploitation of the Engine:

         (a). AETP shall assign to AETI, all AETP's right, title and interest in the Intellectual Property (if any) that AETP may have at the date hereof,

         (b). OX2EP shall assign to AETI, all OX21P's right, title and interest in the Patents and the Product;


         (c). the Head-License Agreement and the Sub-License Agreement shall be terminated;

         (d). AIETI shall take over the responsibility for the research and development of the Engine.

J. AETP, OX2fP and OX2ED have each considered the terms and actual and potential consequences of this Deed and have determined that it is in their best commercial interests to enter into this Deed.

NOW THE PARTIES AGREE as follows

Article I         Interpretation

1.1      In this Deed the following definitions shall apply -

         "Application"    means    International    Patent    Application    No.
         PCT/AU/95/00815 filed under the PCT and given an international filing date of 4th December 1995.

         "Confidential Information" means the Technical Information together with any other confidential information relating to the Engine.

         "Copyright" means those rights of copyright under the Commonwealth Copyright Act in respect of the Material and other rights of copyright throughout the World.

         "Deed" means the this agreement concerning the Patents, Licensing and research and development in relation to the OX2 combustion engine, which is entered into as a deed between the parties.

         "Design Rights" means those rights comprised in a definition of a registered design in the Design Act (1906) of the Commonwealth of Australia granted in relation to the Technology together with all rights of registered design now confirmed by the laws enforced in the other parts of the World.

         "Engine" means the OX2 combustion engine and any improvements, amendments and advancements relating to the OX2 combustion engine, and any other engine technology existing at the date hereof, developed or owned by AETP, OX2IP or OX2ED at the date hereof.

         "Future Rights" means, jointly and severally, all those rights (statutory and otherwise) comprised in Technical information and the definition of Design Rights, Patent Rights, Trade Mark Rights or Copyright and which have been granted or acquired in any way whatsoever in relation to the Technology by AETP, OX2IP or OX2ED.

         "Intellectual Property" means, jointly and severally, the Future Rights, the Patent Rights, the Copyright, the Design Rights and the Trade Mark Rights and the Technical Information.

         "Licenses" means the licenses, whether head-licenses, licenses granted pursuant to a head-license, sub-licenses or otherwise, which have been granted in relation to the Engine.

         "Material" means, jointly and severally, those client lists, formulae, notes, correspondence, drawings and other written material or software associated with the conduct of the Technology.

         "Parties" mean the parties to this Deed, being AETP, OX2IP, OX2ED and AETI.

         "Patents" means all present and future patents and applications filed in any country in the world insofar as they relate to the Product and all divisions, continuation,, continuation in part, supplemental disclosure and reissues thereof and thereto,

         "Patent Rights" means, jointly and severally, those patent rights pursuant to the Commonwealth Patents Act 1990 in relation to the Technology and the right to register patents in relation to the Technology throughout other countries of the World.

         "PCT" means the Patent Cooperation Treaty signed at Washington on 19th June 1970.

         "Product" means the OX2 combustion engine as defined in International Patent Application No. PCT/AU95/00815.

         "Technical Information" means in relation to the Original Assignment Agreement, all that information, advice and know-how of a proprietary nature owned by Steven Manthey in relation to the Technology, and means, in relation to the technical information to be assigned to AETI hereunder, all that information, advice and know-how of a proprietary nature relating to the Technology that is owned by, or is under the control of, Steven Manthey, AETI, OX2IP or OX2ED.

         "Technology" means, jointly and severally, those rights associated with the OX2 internal combustion engine the subject of the Application.

         "Territory" means

         EUROPEAN UNION
         Belgium           Greece                    Netherlands
         Denmark           Ireland, Republic of      Italy
         France            Portugal                  Spain
         Germany           Luxembourg                United Kingdom

         NAFTA
         Canada            Mexico                    United States of America

         ASIA
         All countries of continental Asia (excluding Russia, Thailand and Indonesia)

         REST OF THE WORLD

         All countries, territories and jurisdictions not comprised in the above 3 categories.

         "Trade Mark Rights" means those rights in the trade nominations developed or acquired by Manthey, AFETP, OX2IP or OX2ED, which might describe the Technology or such other names in respect of the Technology which is capable of protection under the Trade Mark Act 1955 (as amended) and the Trade Mark Regulations of the Commonwealth of Australia, the Business Names Act or the Corporations Law of the respective states of the Commonwealth and by similar laws in all other countries throughout the World.

         "World" means, jointly and severally, all territories and countries of the World including the Commonwealth of Australia.

1.2 A reference to persons shall include corporations; words including the singular number shall include the plural number and vice versa, words including a gender shall include all other genders.

1.3 A reference to a statute or a section of a statute includes all amendments to that statute or section and includes all statutes or sections passed in substitution for the statute or section referred to, or incorporating any of its provisions.

Article 2   Assignment of Product, Patents and Intellectual Property to AETI

2.1 OX2IP hereby assigns to AETI, all OX2IP's right, title and interest in the Product and the Patents and the Intellectual Property, in consideration for the sum of US$1,500,000 paid by AETI to OX2IP, the receipt of which sum is hereby acknowledged by OX2IP and in consideration for the other obligations assumed by AETI hereunder.

2.2 AETP hereby assigns to AETI, all right, title and interest in the Intellectual Property that AETP may have at the date hereof, in consideration for AETI assuming the responsibility for the research and development of the Engine and AETP being released from such responsibility and in consideration for AETP being released from its obligation to supply Engines and Parts to AETI and in consideration for the other obligations assumed by AETI hereunder.

Article 3 Execution and form of Assignments of Patents and Intellectual Property and costs

3.1 OX2IP shall execute such forms of assignment and other documents in respect of the Patents and the Intellectual Property and shall perform such other acts as AETI may reasonably require, in order to register such Patents and Intellectual Property in AETI's name pursuant to any relevant statutory provision in any country and all fees, costs and expenses incurred by OX2IP in connection therewith shall be borne and paid by AETI.

3.2 AETP shall execute such forms of assignment and other documents in respect of the Patents and the Intellectual Property and shall perform such other acts as AETI may reasonably require, in order to register such Patents and Intellectual Property in AETI's name pursuant to any relevant statutory provision in any country and all fees, costs and expenses incurred by AETP in connection therewith shall be borne and paid by AETI.

Article 4 No Warranty or Guarantee as to the validity of the Patents or Intellectual Property

4.1 OX2IP and AETP do not warrant or guarantee the validity of the Patents, or the Intellectual Property and do not warrant or guarantee that any manufacture, use, sale, lease or other disposal or exploitation of the Engine does not infringe any patent or similar intellectual property right not held by OX2IP or AETP at the date hereof.

Article 5 AETI to assume all obligations in relation to the Patents, the Intellectual Property and the research and development of the Engine and AETI to be released from its obligations to AETI

5.1 In consideration of the assignment of the Product, Patents and Intellectual Property to AETI, AETI agrees to perform all obligations in respect of the Patents and the Intellectual Property, and without limiting the generality of the aforesaid, AETI shall:

         (a) Lodge applications for Patents and Intellectual Property rights in respect of countries where such application has not been made, where it would be reasonable for AETI so to do;

         (b) Pay all renewal fees necessary to keep the Patents and Intellectual Property rights (if any) in force, each such payment to be effected not later than seven days before the last date; thereof,

         (c) use its best efforts to procure the grant of all Patents and Intellectual Property rights for which application is made;

         (d) assert from time to time whatever claims and rights which AETI may have as holder of the Patents or Intellectual Property arising from actual or apparent use, disclosure or other infringement of the Patents, or Intellectual Property, or the Confidential Information and it is a fundamental condition of this Deed that AETI shall promptly assert and enforce all such claims and rights and institute and prosecute an action against any such infringement which comes to its notice.

5.2 In consideration of the assignment of the Product, Patents and Intellectual Property to AETI, AETI hereby assumes the responsibility of carrying out the research and development of the Engine and undertakes to use its best efforts to carry out all such research and development as shall be necessary to diligently advance and improve the Engine in order to be able to successfully commercialise and exploit the Engine throughout the World.

5.3 In consideration of AETP assigning to AETI all right, title and interest in the Intellectual Property that AETP may have at the date hereof, AETI hereby releases AETP from all obligations that it owes AETI in respect of the research and development of the Engine and the supply of Engines and Parts and AETI shall have no claims or rights against AETP, whether existing or future, in relation to the performance of such obligations.

Article 6   Disclosure of Confidential Information by AETI

6.1 AETI agrees only to disclose Confidential Information to parties who have first signed a confidentiality agreement under which they agree:

         (a) not to use or disclose the Confidential Information except in relation to the research and development, manufacturing, distribution, marketing, or other exploitation of the Engine pursuant to an agreement entered into with AETI which is in force;

         (b) not to perform any act, or omit to perform any act, which in the circumstances carries an unreasonable high risk that the confidentiality of the Confidential Information or any of it will be breached;

         (c) only to disclose the Confidential Information to other parties where it is necessary to do so in order to exploit the engine as set out in sub-clause (a) of this clause and provided that such parties first sign a confidentiality agreement, for the benefit of AETI, on the same terms as those set out in sub-clauses (a), (b) and (c) of this clause.

Article 7 Assignment of Intellectual Property to OX2IP by AETI in the event of its default

7.1 AETI will forthwith assign the Patents and Intellectual Property to AETP upon the happening of any of the following events:

         (a) an order is made or a resolution passed for the winding up or dissolution without winding up of AETI, unless the winding up is for the purpose of reconstruction or amalgamation and the scheme for reconstruction or amalgamation receives AETP's prior written consent (which consent shall not be' unreasonably withheld);

         (b) AETI enters into an arrangement, reconstruction or composition with its creditors or any of them, without AETP's prior written consent (which consent shall not be unreasonably withheld);

         (c) AETI suspends payment of its debts or becomes insolvent within the meaning of any relevant legislation or law;

         (d)      a receiver is appointed to AETI;

         (e) if pursuant to the provisions of any relevant legislation AETI Is placed under official management or an inspector is appointed to investigate its affairs;

         (f)      if AETI is in breach of its obligations under clause 6;

         (g) if is persist and substantial default is made by AETI in the performance of any term of this Deed and where such default is capable of remedy such default is not remedied within 30 days after notice, specifying such default and requiring AETI to remedy the same has been given to AETI by AETP.

In the event that AETI is required to assign the Patents and Intellectual Property to AETP, AETI shall execute such forms of assignment and other documents in thereof and shall perform such other acts as AETP may reasonably require, in order to register such Patents and Intellectual Property in AETP's name pursuant to any relevant statutory provision in any country and all fees, costs and expenses incurred by AETI in connection therewith shall be borne and paid by AETI.


Article 8   Exploitation of the Engine

8.1 shall use its best endeavors to commercialise and exploit the Engine including the research and development of the Engine and the funding thereof and the manufacturing, distribution and marketing of the Engine and to appoint agents, and licensees for the purpose of such commercialisation and exploitation.

Article 9 Termination of Head License Agreement and Sub-License Agreement by mutual abandonment

9.1 OX2fP and OX2ED agree that the Head-License Agreement is terminated at the date hereof by mutual abandonment and neither party shall have any existing or future claims or rights against the other arising out of, or in relation to, the Head-License Agreement, or the performance of any term thereof.

9.2 OX2ED and AETI agree that the Sub-License Agreement is terminated at the date hereof by mutual abandonment and neither party shall have any existing or future claims or rights against the other arising out of, or in relation to, the Sub-License Agreement, or the performance of any term thereof.

Article 10 AETP, OX2IP and OX2ED warrant that the execution of this Deed by them does not breach any agreement

10.1 AETP, OX2IP and OX2ED each hereby represent, warrant and undertake that neither the execution of this Deed nor the performance of its of obligations hereunder will cause it to be in breach of any agreement to which it is party or is subject

Article 11 AETP, OX21P and OX2ED agree that this Deed is in their best commercial interests

11.1 AETP, OX2IP and OX2ED have each considered the terms and consequences of this Deed and have determined that it is in their best commercial interests to enter into this Deed.

Article 12   Stamp duty and charges

12.1 All stamp duty and other government charges (if any) payable in respect of this deed shall be paid by AETI.

Article 13   Notices

13.1 All notices shall be in writing and shall be given by any one Of the following means -

         (a) by delivering it to the address of the party on a business day during normal business hours; or

         (b) by sending it to the address of the party by pre-paid airmail post or if airmail post is not available by ordinary post; or

         (c) by sending it by facsimile transmission to the facsimile number of the party and on the next business day by giving it by either of the means set forth in sub-clause 13.1 (a) or
                  13.1 (b) above.

13.2     A notice shall be deemed to be given and received -

         (a) if given in accordance with sub-clause 13.1 (a), on the next business day after the day of delivery;

         (b) if given in accordance with sub-clause I3.I (b), seven (7) clear business days after the day of posting;

         (c) if given in accordance with sub-clause 13.1 (c) on the next business days after transmission.

13.3 The address and facsimile numbers referred to in clause 13.1 shall in the absence of notice to the contrary be as set out below:

         AETP:

         Address: Factory 1, 2 Greg Chappell Drive, Burleigh Gardens Industrial Estate, Burleigh Heads, Queensland 4220, Australia

         Facsimile: +61-75-593-5180

         OX2IP:

         Address: 2nd Floor, Windsor House, Kumul Highway, Port Vila, Republic of Vanuata

         Facsimile: +678-23836

         OX2ED:

         Address: 2nd Floor, Windsor House, Kumul Highway, Port Vila, Republic of Vanuata

         Facsimile: +678-23836

         AETI:

         Address: 9909 Osuna Road, NE, Albuquerque, New Mexico, United States of America

         Facsimile: +1-505-323-7342

Article 14   Waiver

14.1 A party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

14.2 The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

14.3     A waiver is not effective unless it is in writing.

14.4 Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

Article 15   Severability

15.1 If any provision of this deed be held to be invalid in any way or unenforceable it shall be severed and the remaining provisions shall not in any way be affected or impaired and this deed shall be construed so as to most nearly give effect to the intent of the parties as it was originally executed.

Article 16   Applicable law and jurisdiction

16.1 This Deed shall be governed by and construed in accordance with the laws of the State of California and the United States of America.

16.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of California and waives any immunity or any objection it may have to any action in those courts and to a claim that any action in those courts and to a claim that any action has been brought in an inconvenient forum or to those courts not having jurisdiction.

THIS AGREEMENT WAS EXECUTED AS A DEED on the date first hereinbefore written

THE COMMON SEAL of
ADVANCED ENGINE TECHNOLOGY PTY LTD
was hereunto affixed in accordance with its Articles of Association and in the presence of-.


/s/ Steven Manthey
--------------------------------------
Steven Manthey          Director



/s/ Paul Bailey
--------------------------------------
Paul Bailey         Director/Secretary


BY STEVEN MANTHEY for and on
Behalf of OX2 INTELLECTUAL
 PROPERTY INC.


/s/ Steven Manthey
--------------------------------------
Steven Manthey

BY STEVEN MANTHEY for and on
Behalf of OX2 ENGINE
(DISTRIBUTION) INC.


/s/ Steven Manthey
-------------------------------------
Steven Manthey


THE COMMON SEAL of
ADVANCED ENGINE TECHNOLOGIES, INC.
was hereunto affixed in accordance with its Articles of Association and in the presence of:




/s/ Murray J. Bailey
-------------------------------------
Murray J. Bailey       Director